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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                         GETTY PETROLEUM MARKETING INC.

                                       AT

                              $5.00 NET PER SHARE

                                       BY

                                 MIKECON CORP.
                      AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                       OF

                                   OAO LUKOIL

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
 NEW YORK CITY TIME, ON FRIDAY, DECEMBER 8, 2000, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated November 9, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer") in connection with the Offer by Mikecon Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Lukoil Americas Corporation, a Delaware corporation ("Parent"), to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Getty Petroleum Marketing Inc. (the "Company"), at a price of $5.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context indicates otherwise, the term "Holder" shall mean a holder of shares of Common Stock.

     Also enclosed is the letter to stockholders of the Company from the Chairman of the Board of the Company, and the Company's
Solicitation/Recommendation Statement on Schedule 14D-9.

     Holders whose certificates evidencing shares of Common Stock (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as such terms are defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase) on a timely basis and who wish to tender their shares of Common Stock must do so pursuant to the guaranteed delivery procedure described in Section 3 -- "Procedures for Tendering Shares" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE
IS) THE HOLDER OF RECORD OF SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS BEING
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FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER
SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the shares of Common Stock held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Please note the following:

          1. The tender price is $5.00 per share (the "Offer Price"), net to you in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, December 8, 2000, unless the Offer is extended.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 2, 2000 (the "Merger Agreement"), by and among the Company, OAO LUKOIL, Lukoil International GmbH, Parent and the Purchaser which provides, among other things, for the commencement of the Offer by the Purchaser and further provides that after the purchase of the shares of Common Stock pursuant to the Offer, subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Following consummation of the Merger, the Surviving Corporation will be a wholly owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of the Common Stock held by the Purchaser and shares of Common Stock held by holders who perfect their appraisal rights in accordance with the Maryland General Corporation Law), will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive $5.00 in cash per share, without interest.

          4. The Board of Directors of the Company, by the unanimous vote of the directors, and after review of parts of the transaction by a special committee comprised of the independent directors, has (1) determined that each of the Merger Agreement, the Offer and the Merger are fair to and in the best interests of the Company's stockholders; (2) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; (3) declared the Merger Agreement advisable; and (4) recommended that the Company's stockholders accept the Offer, tender their Shares pursuant to the Offer and approve the Merger.

          5. The Offer is being made for all outstanding shares of Common Stock.

          6. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of shares of Common Stock which represents at least a majority of the outstanding shares of Common Stock on a fully diluted basis and (ii) all applicable waiting periods under the HSR Act having expired or been terminated. The Offer is also conditioned upon the satisfaction of certain other terms and conditions described in Section 13 -- "Conditions of the Offer" in the Offer to Purchase.

          7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of shares of Common Stock pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal (and any amendments or supplements thereto) and is being made to all holders of all shares of Common Stock. The Purchasers is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, the Purchaser will make a good faith effort to comply with such statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of shares of Common Stock in any such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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     If you wish to have us tender any or all of your shares of Common Stock, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your shares of Common Stock, all such shares of Common Stock will be tendered unless otherwise specified on the instruction form contained in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING SHARES OF COMMON STOCK OF
                         GETTY PETROLEUM MARKETING INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 9, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer"), in connection with the offer by Mikecon Corp., a Delaware corporation (the "Purchaser"), to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, at a price of $5.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to the Purchaser the number of shares of Common Stock indicated below (or, if no number is indicated below, all shares of Common Stock) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                        Number of Shares to be Tendered:

                          ____________________ Shares*

                                   SIGN HERE

Account
Number: ________________________________    Signature(s): ______________________

Dated: ________________________________________ , 2000    ______________________
                          Please type or print name(s)
                       Please type or print address here
                         Area Code and Telephone Number
              Taxpayer Identification or Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all shares of Common Stock held by us for your account are to be tendered.

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